UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) November 26, 1996



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)













Item 5.  Other Events

     On November 26, 1996, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated November 26, 1996, regarding completion of stock repurchase program.













































                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    November 26, 1996                 /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President
























































                                     EXHIBIT






































NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: November 26, 1996


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320


                     NORTH BANCSHARES, INC.
                            ANNOUNCES
                       COMPLETION OF STOCK
                       REPURCHASE PROGRAM


Chicago, Illinois, November 26, 1996, - North Bancshares, Inc.,
(NASDAQ-NBSI), the holding company for North Federal Savings Bank, today announced the completion of its sixth stock repurchase program.

As earlier announced and authorized, 5% or 55,681 of the outstanding shares of common stock were purchased in open market transactions. The shares were repurchased at an average price of $16.08 per share. The Company currently has 1,057,950 shares outstanding and assets of $118.6 million.

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 33 consecutive quarters from Bauer Financial Reports, Inc.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."